Exhibit 10.2

UTSTARCOM, INC.

FOURTH AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

This FOURTH AMENDMENT (this “Amendment”) to the Common Stock Purchase Agreement dated as of February 1, 2010, as amended on April 30, 2010, June 4, 2010 and July 7, 2010 (the “Agreement”), by and among UTStarcom, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) and the purchasers listed on Schedule A thereto (the “Purchasers”), is made and entered into as of September 7, 2010.  Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, Section 2.1 of the Agreement provides that the Purchasers agree to purchase certain shares of common stock of the Company at a purchase price of US$2.20 per share.

WHEREAS, the Company and the Purchasers desire to amend the Agreement to reduce the purchase price and adjust the number of Purchase Shares accordingly.

WHEREAS, Section 6.8 of the Agreement provides that any provision of the Agreement may be amended, modified or terminated only upon the written consent of the Company and the Purchasers representing 75% of the Purchase Shares.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers and the Company hereby agree as follows:

1.     Amendments.  (a)  Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2. Purchase and Sale of the Purchase Shares.

2.1           Purchase and Sale.  The Company hereby agrees to sell to the Purchasers, and the Purchasers hereby agree to purchase, for such purchase price per share as set forth on the Schedule of Purchasers, shares of Common Stock in the amounts listed on the Schedule of Purchasers (the “Purchase Shares”) at one or more closings.

2.2           Closings.  As soon as practicable following satisfaction or waiver (to the extent permitted hereunder) of all the conditions precedent set forth in Section 5.1 and Section 5.2 below (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), at the first closing (the “Closing”), the Company shall issue and sell the applicable Purchase Shares to the Purchasers as indicated on the Schedule of Purchasers.  The Purchasers may purchase up to an additional 3,972,251 Purchase Shares at a second closing (the “Second Closing) as indicated on the Schedule of Purchasers until November 8, 2010.  The Closing and Second Closing shall take place remotely through the exchange of signature pages and documents electronically or by facsimile.

2.3           Deliveries.  At the Closing or the Second Closing as applicable, each Purchaser shall pay to the Company the purchase price for the Purchase Shares it is purchasing as indicated in the Schedule of Purchasers.  Such payments shall be made by wire transfer of U.S Dollars to a bank account of the Company in accordance with the Company’s wire instructions.  The Company shall, at such closing, issue and deliver to each Purchaser a certificate representing the Purchased Shares being purchased by such Purchaser at such closing, as set forth opposite such Purchaser’s name in the Schedule of Purchasers, registered in the name of such Purchaser.”

(b)   Section 5.2 (a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“5.2         Conditions to the Obligation of the Company to Consummate the Closings.  The obligation of the Company to consummate the Closing and the Second Closing and to issue and sell the Purchase Shares to the Purchasers at the Closing and the Second Closing is subject to the satisfaction of the following conditions precedent:

(a)          Representations and Warranties; Covenants.

(1)   Each of the representations and warranties of each Purchaser in Section 4 shall be true and correct as of the date of this Agreement and as of the date of the Closing and/or the Second Closing as applicable as though made at that time.

(2)   Each of the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement prior to the date of Closing and/or the Second Closing as applicable.”

(c)   Schedule A of the Agreement is hereby amended and restated in its entirety to read as follows:

“SCHEDULE OF PURCHASERS

Closing:

Name and Address	Price Per Share (US$)	Investment Amount (US$)	Number of Purchase Shares
Elite Noble Limited Address: Room 512, 5/F., Tower 1 Silvercord, 30 Canton Road Tsimshatsui, Kowloon Hong Kong Facsimile: +852 2114 0183 Attn: Jingchun Sun	2.027	2,600,000	1,282,711

Shah Capital Opportunity Fund LP Address: 8601 Six Forks Road, Suite 630 Raleigh, NC 27615 USA Facsimile: +1 (919) 719-6370 Attn: Himanshu H. Shah	2.027	11,000,000	5,426,855

Second Closing:

Elite Noble Limited may, at the Second Closing, purchase up to 3,972,251 additional Purchase Shares at a purchase price per share of US$2.027 if the Second Closing takes place on or prior to October 7, 2010 and US$2.047 if the Second Closing takes place between October 8, 2010 and November 8, 2010.”

2.     Continuing Agreement.  Except as specifically amended by this Amendment, all of the terms of the Agreement shall remain and continue in full force and effect.

3.     Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  A facsimile, portable document file (PDF) or other reproduction of this Amendment may be executed by one or more parties and delivered by such party by facsimile, electronic mail or any similar electronic transmission pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.

4.     Governing Law.  This Amendment shall be governed by and construed in accordance with the internal and substantive laws of the State of California and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

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IN WITNESS WHEREOF, the Purchasers and the Company have caused their duly authorized representatives to execute this Amendment as of the date first written above.

COMPANY:

UTSTARCOM, INC.

By:	/s/ Peter Blackmore
Name:	Peter Blackmore
Title:	Chief Executive Officer

Signature Page to Fourth Amendment to Common Stock Purchase Agreement

IN WITNESS WHEREOF, the Purchasers and the Company have caused their duly authorized representatives to execute this Amendment as of the date first written above.

PURCHASERS:

ELITE NOBLE LIMITED

By:	/s/ Jingchun Sun
Name:	Jingchun Sun
Title:	Director

Signature Page to Fourth Amendment to Common Stock Purchase Agreement

IN WITNESS WHEREOF, the Purchasers and the Company have caused their duly authorized representatives to execute this Amendment as of the date first written above.

PURCHASERS:

SHAH CAPITAL OPPORTUNITY FUND LP

By:	/s/ Himanshu H. Shah
Name:	Himanshu H. Shah
Title:	General Partner

Signature Page to Fourth Amendment to Common Stock Purchase Agreement